Theravance Reports Second Quarter 2008 Financial Results

SOUTH SAN FRANCISCO, CA -- 07/24/2008 -- Theravance, Inc. (NASDAQ: THRX) reported today its financial results for the quarter ended June 30, 2008. Net loss for the second quarter of 2008 was $27.0 million, compared with $45.1 million for the same period of 2007, a decrease of $18.1 million. Net loss per share was $0.44 for the second quarter 2008 compared with a net loss per share of $0.75 for the second quarter 2007.

"Theravance continued to make progress across our key clinical programs this quarter," said Rick E Winningham, Chief Executive Officer. "Recently, we announced positive news from our bifunctional muscarinic antagonist-beta2 agonist program with GSK, which successfully completed a proof-of-concept Phase 2 study in COPD patients. Our Horizon program, in collaboration with GSK, completed enrollment in the mild and the severe asthma Phase 2b studies of inhaled corticosteroid '698. We expect to complete enrollment in the third quarter of 2008 in the asthma study with the long-acting beta agonist '444. We expect results from a study of '698 in moderate asthmatic patients in early 2009. Earlier this week, we announced that the FDA has not yet made a decision regarding the NDA for telavancin for the treatment of complicated skin and skin structure infections. We are working diligently with the FDA to complete its review of the skin application and are planning to submit the telavancin HAP NDA in the fourth quarter of 2008."

Program Highlights

Respiratory Programs

Horizon

We expect completion of enrollment in the Phase 2b asthma dose-ranging study with GW642444 ('444) in the third quarter 2008. The Phase 2b dose-ranging studies with the lead inhaled corticosteroid (ICS) GW685698 ('698) for patients with mild asthma and for patients with severe asthma have recently completed enrollment. The Phase 2b study with '698 for patients with moderate asthma continues to enroll patients with results now expected in early 2009.

Enrollment remains on track for the large Phase 2b chronic obstructive pulmonary disease (COPD) dose-ranging study with the lead long-acting beta agonist (LABA), '444. We expect to report top-line data from this study in the first half of 2009.

Inhaled Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) Program

We recently reported positive clinical results from our Phase 2 study in the MABA program with our lead investigational compound, GSK961081 ('081), for the treatment of COPD. '081 administered once daily to COPD patients demonstrated 24-hour bronchodilation on day 14 that was statistically greater than placebo, and comparable to a combination therapy active control of salmeterol dosed twice daily plus tiotropium dosed once daily. '081 was generally well tolerated throughout the 14-day study. In conjunction with the successful achievement of proof-of-concept in this Phase 2 clinical study, we earned a milestone payment of $10 million from GlaxoSmithKline (GSK).

Inhaled Long-Acting Muscarinic Antagonist (LAMA) Program

We recently reported clinical results from our Phase 1 study in the LAMA program with our lead investigational compound, GSK1160724 (TD-4208), for the treatment of COPD. TD-4208 administered as a single dose to healthy volunteers was generally well tolerated, with a similar incidence of adverse events to placebo. In addition, TD-4208 demonstrated evidence of bronchodilation in volunteers sensitive to muscarinic antagonists. We also announced GSK's intent to return the LAMA program to the company because the current formulation of the compound is incompatible with GSK's proprietary inhaler device. Both parties are currently discussing the transfer of information and materials back to the company.

Bacterial Infections Programs

Telavancin

We plan on submitting to the U.S. Food and Drug Administration (FDA) a New Drug Application (NDA) for telavancin in the treatment of hospital-acquired pneumonia (HAP) caused by Gram-positive bacteria including resistant pathogens such as methicillin-resistant Staphylococcus aureus (MRSA) in the fourth quarter 2008.

Earlier this week, we announced that the FDA has not yet made a decision regarding the NDA for telavancin for the treatment of complicated skin and skin structure infections (cSSSI). The Prescription Drug User Fee Act (PDUFA) date for action by FDA was July 21, 2008, and as of July 23, 2008, the company had not received an action letter from the FDA.

As previously announced, the FDA had indicated that it did not expect to take final action on the telavancin NDA prior to completing its further evaluation of study site monitoring and study conduct in the ATLAS Phase 3 program, nor prior to resolution of the manufacturing issues not specifically related to telavancin that were cited in the approvable letter received in October 2007.

Telavancin is also under review for its safety and efficacy by regulatory authorities in Europe for the treatment of complicated skin and soft tissue infections and in Canada for the treatment of cSSSI.

Gastrointestinal (GI) Motility Dysfunction Program

We continue to evaluate the data and the study site audit from a previously conducted thorough QTc study of TD-5108, our lead compound, which evaluated the potential for QT prolongation. We currently intend to initiate a drug-drug interaction (DDI) study later in 2008. We intend to meet with the FDA later in 2008 to discuss the thorough QTc study and appropriate next steps, including conducting another thorough QTc study if necessary. We continue to evaluate the potential of this compound in chronic constipation, constipation-predominant irritable bowel syndrome and other indications.

Financial Results

Revenue

Revenue was $5.5 million for the second quarter of 2008 compared with $5.3 million for the same period of 2007. This increase was due to higher amortization of milestone payments received from the company's partnerships with GSK and Astellas. All payments received to date under these agreements are being amortized over the relevant performance periods rather than being recognized when received.

Research and Development

Research and development expense for the second quarter of 2008 decreased to $20.0 million from $43.5 million for the same period of 2007. Total external research and development expense for the second quarter of 2008 was $4.9 million compared with $16.3 million for the same period in 2007. The lower expenses in the second quarter of 2008 were primarily due to decreased external clinical study costs associated with telavancin, TD-5108, and TD-1792 as well as lower employee related costs. Total research and development stock-based compensation expense for the second quarter of 2008 was $1.9 million compared with $3.2 million in same period of 2007.

General and Administrative

General and administrative expense for the second quarter of 2008 decreased to $7.3 million from $9.5 million for the same period in 2007. The lower expense in the second quarter of 2008 was due to lower employee related costs due to the reduction in force announced in April 2008, and lower external costs. Total general and administrative stock-based compensation expense for the second quarter of 2008 was $1.9 million compared with $2.3 million for the same period in 2007.

Restructuring Charges

The $5.1 million of restructuring charges in the second quarter of 2008 resulted from the company's workforce restructuring initiated in April 2008 in response to the completion of its Phase 3 development activities with telavancin and to reduce its overall cash burn rate. The charges consisted of employee and severance benefits.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities totaled $232.3 million as of June 30, 2008, a decrease of $26.3 million during the quarter. The decrease was primarily due to cash used in operations and severance related payments.

Conference Call and Webcast Information

As previously announced, the company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Daylight Time today. To participate in the live call by telephone, please dial 877-681-3372 from the U.S., or 719-325-4931 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company's web site for 30 days through August 23, 2008. An audio replay will also be available through 11:59 p.m. Eastern Daylight Time on August 7, 2008 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 5381460.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company's key programs include: telavancin for the treatment of serious Gram-positive bacterial infections with Astellas Pharma Inc., the Horizon program with GlaxoSmithKline plc, and the Gastrointestinal Motility Dysfunction program. By leveraging its proprietary insight of multivalency toward drug discovery focused primarily on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals and expected timing of clinical studies and data from studies, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates (including with respect to telavancin statements regarding any expectation (i) regarding the results of the additional site evaluations underway by the FDA, (ii) that the third-party manufacturer will successfully address the cGMP issues the FDA noted in the approvable letter, or (iii) that the FDA will approve the telavancin NDA on the basis of existing preclinical and clinical data or at all), the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue or operating cost savings and restructuring charges and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Item 1A of Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 8, 2008 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                        THERAVANCE, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share data)

                                 Three Months Ended     Six Months Ended
                                      June 30,              June 30,
                                --------------------  --------------------
                                  2008       2007       2008       2007
                                ---------  ---------  ---------  ---------
                                    (unaudited)           (unaudited)

Revenue (1)                     $   5,505  $   5,305  $  11,150  $  10,703

Operating expenses:
  Research and development (2)     19,996     43,497     46,775     92,355
  General and administrative (2)    7,256      9,512     16,422     18,310
  Restructuring charges             5,063         --      5,063         --

                                ---------  ---------  ---------  ---------
Total operating expenses           32,315     53,009     68,260    110,665
                                ---------  ---------  ---------  ---------

Loss from operations              (26,810)   (47,704)   (57,110)   (99,962)

Interest and other income, net      1,295      2,603      2,967      5,441
Interest expense                   (1,511)       (24)    (2,647)       (54)
                                ---------  ---------  ---------  ---------
Net loss                        $ (27,026) $ (45,125) $ (56,790) $ (94,575)
                                =========  =========  =========  =========
Net loss per share              $   (0.44) $   (0.75) $   (0.93) $   (1.57)
                                =========  =========  =========  =========

Shares used in computing
 net loss per share                61,192     60,341     61,098     60,222
                                =========  =========  =========  =========

(1) Revenue includes amounts from GSK, a related party, of $2.8 million and
    $5.7 million for the three and six months ended June 30, 2008, respectively, and $2.8 million and $5.6 million for the three and six months ended June 30, 2007, respectively.

(2) Amounts include stock-based compensation expense for the three and six months ended June 30 as follows (in thousands):

                                          Three Months    Six Months Ended
                                         Ended June 30,       June 30,
                                        ----------------- -----------------
                                          2008     2007     2008     2007
                                        -------- -------- -------- --------
                                          (unaudited)       (unaudited)

Research and development                $  1,870 $  3,196 $  4,592 $  6,564
General and administrative                 1,862    2,309    4,054    4,729
                                        -------- -------- -------- --------
Total stock-based compensation expense  $  3,732 $  5,505 $  8,646 $ 11,293
                                        ======== ======== ======== ========

                       THERAVANCE, INC.
             CONDENSED CONSOLIDATED BALANCE SHEETS
             (In thousands, except per share data)

                                                  June 30,    December 31,
                                                    2008          2007
                                                ------------  ------------
                                                (unaudited)       (2)

Assets
  Cash, cash equivalents and marketable
   securities                                   $    232,347  $    126,816
  Other current assets                                20,144         7,271
  Marketable securities - non-current                     --         2,456
  Property and equipment, net                         18,481        20,091
  Other assets                                        10,418         5,349
                                                ------------  ------------
    Total assets                                $    281,390  $    161,983
                                                ============  ============

Liabilities and stockholders’ equity (net
 capital deficiency)
  Current liabilities, net of current portion
   of deferred revenue                          $     26,176  $     33,014
  Deferred revenue (1)                               188,505       188,655
  Convertible subordinated notes                     172,500            --
  Other long-term liabilities                          5,835         6,578
  Stockholders’ equity (net capital deficiency)     (111,626)      (66,264)
                                                ------------  ------------
Total liabilities and stockholders’ equity (net
 capital deficiency)                            $    281,390  $    161,983
                                                ============  ============

(1) Deferred revenue includes the current portion of $24.0 million and
    $22.5 million as of June 30, 2008 and December 31, 2007, respectively.
    Deferred revenue is the result of milestone payments that were earned under the company’s collaborations with Astellas and GSK.

(2) The condensed consolidated balance sheet amounts at December 31, 2007 are derived from audited financial statements.

Contact Information:
Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com